Exhibit 5.1

[Letterhead of Sullivan & Worcester LLP]

                            December 7, 2006

Advanced Magnetics, Inc.
125CambridgePark Drive, 6th Floor
Cambridge, MA 02140

    Re:
    Advanced Magnetics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We are rendering this opinion in connection with (i) a registration statement on Form S-3 Reg. No. 333-136552, as declared effective on August 23, 2006 (the "Original Registration Statement"), filed by Advanced Magnetics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) a registration statement on Form S-3 to be filed on or about the date hereof (the "Registration Statement", and together with the Original Registration Statement, the "Registration Statements") by the Company with the Commission under the Securities Act pursuant to Rule 462(b) under the Securities Act.

        The Registration Statement relates to the proposed issuance and sale as set forth in the final prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") that form a part of the Original Registration Statement and are incorporated by reference into the Registration Statement, of up to $25,000,000 in aggregate amount of shares of common stock, $.01 par value per share, of the Company (the "Common Shares").

        The following opinion is furnished to the Company to be filed with the Commission as Exhibit 5.1 to the Registration Statement. As used in this opinion, the terms "Original Registration Statement" and "Registration Statement" include, unless otherwise stated, such Original Registration Statement or Registration Statement, as amended, when declared effective by the Commission (including any necessary post-effective amendments thereto).

        In connection with this opinion, we have examined and relied upon a copy of: (i) the Original Registration Statement filed with the Commission on August 11, 2006; (ii) the Registration Statement to be filed with the Commission on or about the date hereof; and (iii) the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"). We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

        We express no opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.

        Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors; (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief; and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

        Based on and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof, the Common Shares will be validly issued, fully paid and non-assessable by the Company.

        All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus and Prospectus Supplement incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

                        Very truly yours,
                        /s/ SULLIVAN & WORCESTER LLP
                        SULLIVAN & WORCESTER LLP